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                                  Exhibit (10)



                         Opinion and Consent of Counsel


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                                  ROPES & GRAY
                              ONE FRANKLIN SQUARE
                              1301 K STREET, N.W.
                                 SUITE 800 EAST
                           WASHINGTON, DC 20005-3333
                                (202) 626-3900
                              FAX: (202) 626-3961


                  WRITER'S DIRECT DIAL NUMBER: (202) 626-3923


                                  [Letterhead]


                                 June 18, 1997


The One Group
1111 Polaris Parkway
P.O. Box 710211
Columbus, Ohio 43271-0211

Ladies and Gentlemen:


     You have registered under the Securities Act of 1933, as amended (the "1933 Act") an indefinite number of shares of beneficial interest ("Shares") of The One Group ("Trust"), as permitted by Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). You propose to file a post-effective amendment on Form N-1A (the "Post-Effective Amendment") to your Registration Statement as required by Section 10(a)(3) in order to register under the 1933 Act Shares of each Fund of the Trust (the "Series").

     We have examined your Agreement and Declaration of Trust on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston. We have also examined a copy of your Bylaws and such other documents, receipts and records as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the issue and sale of the authorized but unissued Shares of the Series have been duly authorized under Massachusetts law. Upon the original issue and sale of your authorized but unissued Shares and upon receipt of the authorized consideration thereof in an amount not less than the net asset value of the Shares established and in force at the time of their sale, the Shares issued will be validly issued, fully paid and non-assessable.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of
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ROPES & GRAY


The One Group
June 18, 1997
Page 2


Trust provides for indemnification out of the property of a particular series of Shares for all loss and expenses of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of Shares itself would be unable to meet its obligations.

     We understand that this opinion is to be used in connection with the filing of the Post-Effective Amendment. We consent to the filing of this opinion with and as part of your Post-Effective Amendment.


                                                      Sincerely,

                                                      /s/ ROPES & GRAY
                                                      -------------------
                                                          Ropes & Gray